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                                                                Exhibit 10(b)




                                AMENDMENT NO. 1
                          Dated as of October 16, 1995
                                       to
                           REVOLVING CREDIT AGREEMENT
                            Dated as of May 31, 1995


                 THIS AMENDMENT NO. 1 dated as of October 16, 1995 (this "Amendment") is entered into by and among OHM Corporation ("OHM"), OHM Remediation Services Corp. ("Remediation", and together with OHM, the "Borrowers"), the financial institutions listed on the signature pages hereto (collectively, the "Banks"), Citicorp USA, Inc., as administrative agent (in such capacity, the "Administrative Agent") and Bank of America Illinois, as issuing and paying agent and as co-agent (in such capacity, the "Issuing and Paying Agent").


                             PRELIMINARY STATEMENT:
                             ---------------------

                 A. The Borrowers, the Banks, the Administrative Agent and the Issuing and Paying Agent have entered into that certain Revolving Credit Agreement dated as of May 31, 1995 (the "Credit Agreement"; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement as amended by this Amendment No. 1), pursuant to which, among other things, the Banks have agreed to make certain loans, issue certain letters of credit and make certain other financial accommodations to the Borrowers upon the terms and conditions set forth therein.

                 B. OHM proposes to issue up to $59,000,000 in principal amount of its Senior Notes due 2000 pursuant to an Indenture to be entered into among OHM, as issuer, WMX, as guarantor and a financial institution.

                 C. Subject to the terms and conditions set forth below, the Borrowers, the Banks, the Administrative Agent and the Issuing and Paying Agent have, among other things, agreed to amend the Credit Agreement as hereinafter set forth.

                 NOW, THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                 SECTION 1. AMENDMENT TO THE CREDIT AGREEMENT. Subject to the satisfaction of the conditions precedent set forth in SECTION 3 below, the Credit Agreement shall be amended as follows:
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            1.01.  The definitions of "EBITDA", "EBITDA to Interest
Expense Ratio", "Funded Debt to EBITDA Ratio", "WMX Guaranty", "WMX Intercreditor Agreement", and "WMX Reimbursement Agreement" are amended and restated in their entirety as follows:

                     "'EBITDA' means, for any period, on a Consolidated basis
            for the Borrowers and their Subsidiaries, gross revenues MINUS direct subcontract costs MINUS costs of services MINUS selling, general and administration expenses PLUS depreciation expense and amortization expense for such period (in each case to the extent such items were included in selling, general and administration expenses and other costs of services), PLUS, in the case of any period which includes the fiscal quarter ending December 31, 1994, the amount of the Accounts Receivable Reserve PLUS, in the case of any period which includes the fiscal quarter ending June 30, 1995, expenses in the amount of $3,900,000 in the aggregate representing costs incurred (other than purchase accounting adjustments) made in connection with the Rust Transactions."

                     "'EBITDA TO INTEREST EXPENSE RATIO' means, as of the last
            day of any fiscal quarter, the ratio of (i) EBITDA for the preceding four fiscal quarter period ending as of such day to (ii) Interest Expense for such period MINUS income of the Borrowers from dividends and interest, whether accrued or received during such period."

                     "'FUNDED DEBT TO EBITDA RATIO' means, at any date, the
            ratio of (i) the aggregate amount of Funded Debt of the Borrowers and their Subsidiaries on a Consolidated basis as at such date MINUS the excess, if any, of (A) the amount of cash, cash equivalents and marketable securities held by the Borrowers and their Subsidiaries on such date OVER (B) $7,500,000, to (ii) EBITDA for the four fiscal quarter period ending as of the last day of the fiscal quarter with respect to which the Borrowers have most recently delivered quarterly financial statements pursuant to
            SECTION 5.03(B)."

                     "'WMX GUARANTY' means that certain Guaranty dated as of
            May 31, 1995, executed by WMX in favor of the Administrative Agent and the Issuing and Paying Agent and acknowledged by the Borrowers, and any subsequent guaranty of the Obligations executed by WMX in favor of the Administrative Agent and the Issuing and Paying Agent in the form (but not the amount) of the Guaranty dated May 31, 1995."

                     "'WMX INTERCREDITOR AGREEMENT' means that certain
            Intercreditor Agreement dated as of May 31, 1995 among





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            WMX, the Administrative Agent and the Issuing and Paying Agent,
            acknowledged by the Borrowers, as the same may be amended, restated, supplemented or otherwise modified from time to time."

                "'WMX REIMBURSEMENT AGREEMENT' means the Reimbursement
            Agreement entered into between WMX and the Borrowers as of May 31, 1995 providing for the reimbursement of WMX by the Borrowers upon payment being made by WMX under the WMX Guaranty dated as of that date, and any subsequent reimbursement agreement entered into between WMX and the Borrowers providing for the reimbursement of WMX by the Borrowers upon payment being made by WMX under any subsequent WMX Guaranty."

            1.02. The following new definitions are added to SECTION 1.01 of the Credit Agreement, to be added in alphabetical order:

                "'SENIOR NOTE INDENTURE' means the Indenture to be entered into among OHM, as issuer, WMX, as guarantor, and a financial institution, as trustee, providing for the issuance of the Senior Notes."

                "'SENIOR NOTES' means the Senior Notes due 2000 in the
            original principal amount of $59,000,000 issued by OHM pursuant to the Senior Note Indenture."

                "'WMX SENIOR NOTE GUARANTY' means the guaranty by WMX of
            the Senior Notes, such guaranty included as part of the Senior Note Indenture."

                "'WMX SENIOR NOTE REIMBURSEMENT AGREEMENT' means the
            Reimbursement Agreement to be entered into between WMX and the Borrowers providing for the reimbursement of WMX by the Borrowers upon payment being made by WMX under the WMX Senior Note Guaranty."

            1.03. SECTION 5.02(a) of the Credit Agreement is amended by striking "and" at the end of clause (xiii), striking the period and substituting ";and" at the end of clause (xiv), and adding the following new clause (xv):

                "(xv) Liens securing obligations owed to WMX under the WMX
            Senior Note Reimbursement Agreement,"

            1.04. SECTION 5.02(h) of the Credit Agreement is amended by amending and restating clause (iv) thereof as follows:

                "(iv)  the Borrowers may enter into and perform their
            obligations under the WMX Reimbursement Agreement





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                 and the WMX Senior Note Reimbursement Agreement and any
                 related security agreements; and"

                 1.05. SECTION 5.02(i) of the Credit Agreement is amended by amending and restating clause (vi) thereof as follows:

                        "(vi) Investments in (A) direct obligations and
                 repurchase agreements of the United States or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States or have a short-term rating of "A-1" or better by Standard and Poor's or "P-1" or better by Moody's or a long-term rating of "A-" or better by Standard & Poor's or "A3" or better by Moody's, in each case having a maturity of six months or less, (B) commercial paper, in an aggregate amount not exceeding $10,000,000 per issuer, issued by corporations organized in the United States and having ratings equivalent to those described in CLAUSE (A) and a maturity of six months or less, (C) certificates of deposit or bankers acceptances in an aggregate amount not exceeding $10,000,000 per issuer or accepting bank, issued or created, as the case may be, by domestic or foreign commercial banks with assets in excess of $10,000,000,000 and ratings equivalent to those described in CLAUSE (A), and (D) Eurodollar time deposits in domestic or foreign commercial banks with assets in excess of $10,000,000,000 in an aggregate amount not exceeding $10,000,000 per bank, having a maturity of six months or less and ratings equivalent to those described in CLAUSE (A); (E) municipal bonds, in an aggregate amount not exceeding $10,000,000 per issuer, having a maturity of six months or less and ratings equivalent to those in CLAUSE (A); and
                 (F) adjustable rate preferred stock or money market preferred stock, in an aggregate amount not exceeding $10,000,000 per issuer, having a maturity of six months or less and ratings equivalent to those described in CLAUSE (A);"

                 1.06. SECTION 5.02(j) of the Credit Agreement is amended by striking "and" at the end of clause (ix), striking the period at the end of clause (x) and substituting a semicolon therefor, and by adding the following:

                        "(xi) any Indebtedness owed to WMX under the WMX
                 Senior Note Reimbursement Agreement as a result of payments made by WMX under the WMX Senior Note Guaranty or any subrogation rights of WMX arising as a result of payments made by WMX under the WMX Senior Note Guaranty; and





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                        (xii) Indebtedness represented by the Senior Notes."

                 1.07. SECTION 5.02(m) of the Credit Agreement is amended by inserting "$2,500,000" in the blank in the third line (referring to 25% of the net cash proceeds received by OHM from the issuance of common stock on March 28, 1995), and "$33,318,500" in the blank in the sixth line (referring to 50% of the increase in Net Worth arising from the Rust Transactions).

                 1.08 SECTION 5.02(m) of the Credit Agreement is further amended by adding the following sentence at the end of such Section:

                          "The Borrowers and the Banks acknowledge that
                 $2,400,000 of the $3,000,000 of reductions to Net Worth described in the foregoing clause (6) were made in the quarter ending June 30, 1995."

                 1.09. SECTION 5.02(o) of the Credit Agreement is amended and restated as follows:

                          "(o) MAXIMUM FUNDED DEBT TO EBITDA RATIO.  (1) During
                 any Facility B Level 1 or 2 Period, permit the Funded Debt to EBITDA Ratio to exceed 4.50 to 1.0 as of the last day of any fiscal quarter of the Borrowers, and (2) during any Facility B Level 3, 4 or 5 Period, permit the Funded Debt to EBITDA Ratio to exceed 4.50 to 1.0 at any time."

                 1.10. SECTION 6.01(a) of the Credit Agreement is amended and restated as follows:

                        "(a) Either Borrower shall fail to pay (i)
                 any installment of principal of any Note when due; or (ii) any reimbursement obligation with respect to a drawing under any Letter of Credit when due; or (iii) any interest on any Note, or any fees or other Obligations hereunder, in each case when due or within one Business Day thereafter; or"

                 1.11. SECTION 8.15(c) of the Credit Agreement is amended and restated as follows:

                          "(c)  Upon the written request of the Borrowers prior
                 to December 15, 1995, which request certifies the Borrower's intent to have WMX execute and deliver the WMX Senior Note Guaranty prior to December 15, 1995, and if the Senior Notes are issued and the WMX Guaranty is executed and delivered prior to December 15, 1995, the Administrative Agent and the Issuing and Paying Agent shall release and terminate the WMX Guaranty





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                 dated May 31, 1995 simultaneously with the execution and
                 delivery of the WMX Senior Note Guaranty."

                 SECTION 2. FEES. The Borrowers jointly and severally agree to pay to the Issuing and Paying Agent, for the account of the Banks, the following fees at the following times:

                          (a)  upon the execution and delivery of this
                 Amendment by each of the Banks, the Issuing and Paying Agent and the Administrative Agent, an amendment fee (the "Amendment Fee") for each Bank in an amount equal to 0.05% of such Bank's Commitment; and

                          (b) upon the release of the WMX Guaranty dated as of May 31, 1995, the additional commitment fee (the "Additional Commitment Fee") owed to each Bank upon the release of such WMX Guaranty pursuant to the terms of the Commitment Fee Letter.

                 SECTION 3. CONDITIONS PRECEDENT. With respect to the amended and restated definitions of EBITDA, EBITDA TO INTEREST EXPENSE RATIO, WMX GUARANTY, WMX INTERCREDITOR AGREEMENT and WMX REIMBURSEMENT AGREEMENT in SECTIONS 1.01 hereof, and SECTIONS 1.05, 1.07, and 1.08 hereof, the amendments to the Credit Agreement set forth in this Amendment shall become effective upon the first Business Day upon which all of the following conditions shall be satisfied:

                        (i) the Borrowers shall have paid the Amendment Fee;

                        (ii) the representations and warranties contained in the Credit Agreement are true and correct as though made on such date;

                        (iii) no Default or Event of Default has occurred and is outstanding as of such date, unless the same shall be waived or cured hereby; and

                        (iv) the Agent shall have received, on or before such date, fifteen original counterparts of this Amendment, executed by each of the Borrowers, each of the Banks, the Issuing and Paying Agent and the Administrative Agent;

With respect to the remainder of the amendments to the Credit Agreement set forth in SECTION 1 hereof, this Amendment shall become effective on the first Business Day upon which, in addition to the foregoing conditions being satisfied, all of the following conditions shall be satisfied:

                        (i) the Borrowers shall have paid the Additional Commitment Fee;





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                (ii)  the Senior Note Indenture, in form and substance
         satisfactory to the Administrative Agent shall have been executed and delivered by the parties thereto on or before December 15, 1995;

                (iii) the Senior Notes shall have been issued on or before December 15, 1995 at an effective per annum interest rate less than or equal to 7.50%;


               (iv) the WMX Senior Note Guaranty shall have become effective; and

                (v) the WMX Intercreditor Agreement shall have been amended, in a manner satisfactory to the Administrative Agent, to take into account the issuance of the WMX Senior Note
         Guaranty.

        SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BORROWER;
REAFFIRMATION OF COVENANTS. Each of the Borrowers hereby represents and warrants that this Amendment has been duly authorized by all necessary corporate action on the part of such Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms.

         Each of the Borrowers hereby reaffirms all representations, warranties and covenants made by it in the Credit Agreement, as amended hereby, except to the extent any of such representations or warranties expressly speak as of a prior date, and hereby agrees that, subject to the terms hereof, all such representations, warranties and covenants shall be deemed to have been re-made as of the effective date of this Amendment.

         SECTION 5.  EFFECT ON THE CREDIT AGREEMENT.

         5.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement and in each of the other Transaction Documents to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

         5.2  Except as specifically set forth herein, the Credit
Agreement, each of the other Transaction Documents and all other documents, amendments, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

         5.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or





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remedy of any of the Banks, the Issuing and Paying Agent or the Administrative
Agent under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

                SECTION 6. COST, EXPENSES, FEES. Each of the Borrowers hereby jointly and severally agrees to pay, on demand, all costs, fees and expenses (including, without limitation, attorneys' fees, court costs, filing charges and taxes) incurred by, or required to be paid by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments, documents and agreements executed and/or delivered pursuant to or in connection herewith.

                SECTION 7. EXECUTION IN COUNTERPARTS. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.


                SECTION 9. SECTION TITLES. Section titles in this Amendment are included herein for convenience of reference only and shall not affect in any way the interpretation of any of the provisions hereof.

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

                                                   BORROWERS:

                                                   OHM CORPORATION


Attest:                                            By /s/ Pamela K.M. Beall
                                                     --------------------------
                                                     Title: Vice President,
                                                            Treasurer and
/s/ Randall M. Walters                                      Asst. Secretary
----------------------
Secretary

                                        OHM REMEDIATION SERVICES CORP.


                                                 By /s/ Pamela K.M. Beall
                                                   ----------------------------
                                                    Title: Vice President,
                                                            Treasurer and
                                                            Asst. Secretary





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                       BANKS:

                           CITICORP USA, INC., Individually and
                                            as Administrative Agent


                                        By /s/ Carolyn R. Bodmer
                                           ------------------------------------
                                        Title: Vice President


                           BANK OF AMERICA ILLINOIS,
                              Individually and as
                              Issuing and Paying Agent


                                        By /s/ Timothy J. Pepowski
                                          -------------------------------------
                                           Title: Vice President


                           NBD BANK, N.A.

                                        By /s/ Daniel J. Pienta
                                           ------------------------------------
                                           Title: Second Vice President


                           THE FIRST NATIONAL BANK OF BOSTON


                                        By /s/ Ann E. Howard
                                           ------------------------------------
                                           Title: Managing Director


                           NATIONAL CITY BANK


                                        By /s/ Terri L. Cable
                                           ------------------------------------
                                           Title: Vice President


                           COMERICA BANK


                                        By /s/ Dan M. Roman
                                           -------------------------------------
                                           Title: Vice President


                           BHF BANK


                                        By /s/ John Sykes
                                           -------------------------------------
                                           Title: AVP


                                        By /s/ David Fraenkel
                                           -------------------------------------
                                           Title: VP

                           BANK ONE, LIMA, N.A.


                                        By /s/ Jeffrey L. Dodderer
                                           -------------------------------------
                                           Title: Vice President




0067381.02  November 7, 1995

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